Exhibit 24(b)(8.31)

Amendment No.2 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
ING Life Insurance and Annuity Company
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York
Directed Services, LLC

Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton
Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), ING Life
Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life
Insurance Company and ReliaStar Life Insurance Company of New York (together the "Company"
or "you"), and Directed Services, LLC, your distributor, on your behalf and on behalf of certain
Accounts, have previously entered into an Amended and Restated Participation Agreement dated
December 30, 2005, and subsequently amended June 5, 2007 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The term "National Association of Securities Dealers, Inc. (the "NASD") is hereby replaced with "Financial Industry Regulatory Authority ("FINRA")" throughout the
Agreement in sections 2.1.6, 2.3.1, 10.7, 10.8 and Schedule F, respectively.

2.	Paragraphs 6.1 through 6.7 of Section 6 are amended and restated in their entirety as set forth in Attachment A to this Amendment. The remaining paragraph 6.8 of Section 6 not amended herein shall be re-numbered as 6.10.

3.	Section 10.12 is amended and restated in its entirety as follows:

"10.12 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.
Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this
Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement."

4.	Schedules B, C, F and G of the Agreement are deleted and replaced in their entirety with the Schedules B, C, F and G attached hereto, respectively.

5.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of November 17, 2011.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.
	By: Name: Title:	/s/ Karen L. Skidmore Karen L. Skidmore Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By: Name: Title:	/s/ Thomas M. Regner Thomas M. Regner Executive Vice President

The Companies:	ING LIFE INSURANCE AND ANNUITY COMPANY

	By: Name: Title:	/s/ Lisa S. Gilarde Lisa S. Gilarde Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY

	By: Name: Title:	/s/ Lisa S. Gilarde Lisa S. Gilarde Vice President

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The Companies:	RELIASTAR LIFE INSURANCE COMPANY

	By: Name: Title:	/s/ Lisa S. Gilarde Lisa S. Gilarde Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

	By: Name: Title:	/s/ Lisa S. Gilarde Lisa S. Gilarde Vice President

The Distributor:	DIRECTED SERVICES, LLC

	By: Name: Title:	/s/ Lisa S. Gilarde Lisa S. Gilarde Vice President

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Attachment A

6.	Sales Material, Information and Trademarks

	6.1	For purposes of this Section 6, "Sales Literature/Promotional Material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or
Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

	6.2	You may use the name of the Trust and trademarks and the logo of the Underwriter in
Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement.
You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively
"Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales
Literature/Promotional Material created and approved by you, and all amendments to any of the above that relate to the Contracts, the Accounts, the Trust, or Underwriter or its affiliates.

	6.3	You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the
Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

	6.4	You agree, represent and warrant that you are solely responsible for any Sales
Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the information or materials provided to you by us or a
Portfolio; and (c) be made available promptly to us upon our request. You agree to file any Sales
Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, as required by such regulatory authority and within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility

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for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.

6.5	You shall use best efforts to notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Disclosure Documents or Sales Literature/Promotional Material.

6.6	We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from
Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales
Literature/Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

6.7	Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

6.8	You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

6.9	You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated
Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the
Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.

In addition, you agree to be solely responsible for maintaining and updating the Designated
Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, arc followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated
Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

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Schedule B

Accounts of the Company

Name of Company	SEC Registration
Name of Account	Yes/No

ING Life Insurance and Annuity Company
1. Variable Annuity Account B	Yes
2. Variable Annuity Account C	Yes
3. Variable Annuity Account D	No
4. Variable Annuity Account F	No
5. Variable Annuity Account I	Yes

ING USA Annuity and Life Insurance Company
6. Separate Account B	Yes

ReliaStar Life Insurance Company
7. Separate Account N	Yes

ReliaStar Life Insurance Company of New York
8. Separate Account NY B	Yes

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Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Growth and Income Securities Fund - Class 2
2.	Franklin Income Securities Fund - Class 2
3.	Franklin Small Cap Value Securities Fund - Class 2
4.	Franklin Small-Mid Cap Growth Securities Fund - Class 2
5.	Franklin U.S. Government Fund - Class 2
6.	Mutual Shares Securities Fund - Class 2
7.	Templeton Developing Markets Securities Fund - Class 2
8.	Templeton Foreign Securities Fund - Class 2
9.	Templeton Global Bond Securities Fund - Class I
10.	Templeton Growth Securities Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the Legal Department of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional
Portfolios that you propose to offer as investment options of the Separate
Accounts under the Contracts; and (ii) the date that you propose to begin offering
Separate Account interests investing in the additional Portfolios under the
Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate
Accounts investing in the additional Portfolios and classes of shares under the
Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

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FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton
Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

	Names and Classes of Shares of Additional Portfolios Listing of current classes for your reference: Class 1 (no 12b-1 fee); Class 2 (12b-1 fee of __ bps); or Class 4 (12b-1 fee of __ bps).	Offering Date(s)

Name and title of authorized person of insurance company: Contact Information:

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Schedule F

Rule 12b-1 Plans of the Trust

Compensation

Each Class 2 Portfolio named or referenced on Schedule C of this Agreement may pay a maximum annual payment rate of ___% stated as a percentage per year of that Portfolio's Class 2 average daily net assets, pursuant to the terms and conditions of its Class 2 Rule 12b-1 distribution plan. Each Class 4 Portfolio named or referenced on Schedule C of this Agreement may pay a maximum annual payment rate of ___% stated as a percentage per year of that Portfolio's Class 4 average daily net assets, pursuant to the terms and conditions of its Class 4 Rule 12b-1 distribution plan.

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible
Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the
Company, on behalf of its Distributor, may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively "you")
provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering
Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a
Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the
Portfolios, maintaining such accounts or providing such other enhanced services as a Trust
Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to
Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).
The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant

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to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the
Trust and who have no financial interest in the Plans or any related agreement ("Disinterested
Trustees"). Each Plan may be terminated at any time by the vote of a majority of the
Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the
Plan, on sixty (60) days' written notice, without payment of any penalty, or as provided in the
Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected
Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation
Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

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Schedule G

Addresses for Notices

To the Company:	ING Life Insurance and Annuity Company ReliaStar Life Insurance Company One Orange Way, B3N Windsor, CT 06095-4774 Attention: Jacqueline Salamon Legal Department

ING USA Annuity and Life Insurance Company ReliaStar Life Insurance Company of New York 1475 Dunwoody Drive West Chester, PA 19380 Attention: Nicholas Morinigo Counsel - Retail Annuities

To the Distributor	Directed Services, Inc. 1475 Dunwoody Drive West Chester, Pennsylvania 19380 Attention: Linda Senker, Vice President and Chief Compliance Officer - Retail Annuities.

To the Trust:	Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc. 100 Fountain Parkway, Bldg. 140, 7th Floor St. Petersburg, FL 33716 Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: General Counsel

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